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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Proxy Statement-Prospectus constituting part of this Registration Statement on Form S-4 of The Chase Manhattan Corporation of our report dated January 19, 1994 appearing on page 57 of The Chase Manhattan Corporation 1993 Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such Proxy Statement-Prospectus.

PRICE WATERHOUSE LLP

New York, New York
February 9, 1995